JOHN HANCOCK CAPITAL SERIES Amendment of Section 5.11 and Establishment and Designation of Class A Shares, Class B Shares, Class C Shares, and Class I Shares of Beneficial Interest of John Hancock U.S. Global Leaders Growth Fund a Series of John Hancock Capital Series Establishment and Designation of New Series of Shares The undersigned, being a majority of the Trustees of John Hancock Capital Series, a Massachusetts business Trust (the "Trust"), acting pursuant to the Amended and Restated Declaration of Trust dated June 8, 1999, as amended from time to time (the "Declaration of Trust"), do hereby establish an additional series of shares of the Trust (the "Shares"), having rights and preferences set forth in the Declaration of Trust and in the Trust's Registration Statement on Form N-1A, which Shares shall represent undivided beneficial interests in a separate portfolio of assets of the Trust (the "Fund") designated "John Hancock U.S. Global Leaders Growth Fund". The Shares are divided to create four classes of Shares of the Fund as follows: 1. The four classes of Shares of the Fund established and designated hereby are "Class A Shares", "Class B Shares", "Class C Shares", and "Class I Shares", respectively.
2. Class A Shares, Class B Shares, Class C Shares, and Class I Shares shall each be entitled to all of the rights and preferences accorded to Shares under the Declaration of Trust. 3. The purchase price of Class A Shares, of Class B Shares, of Class C Shares, and of Class I Shares, the method of determining the net asset value of Class A Shares, of Class B Shares, of Class C Shares, and of Class I Shares, and the relative dividend rights of holders of Class A Shares, of holders of Class B Shares, of holders of Class C Shares, and of holders of Class I Shares shall be established by the Trustees of the Trust in accordance with the provisions of the Declaration of Trust and shall be as set forth in the Prospectus and Statement of Additional Information of the Fund included in the Trust's Registration Statement, as amended from time to time, under the Securities Act of 1933, as amended and/or the Investment Company Act of 1940, as amended. The Declaration of Trust is hereby amended to the extent necessary to reflect the establishment of such additional series of Shares, effective May 13, 2002. Amendment of Section 5.11 The undersigned, being a majority of the Trustees of John Hancock Capital Series, a Massachusetts business trust (the "Trust"), acting pursuant to Section 8.3 of the Amended and Restated Declaration of Trust dated June 8, 1999, as amended from time to time, do hereby amend
Section 5.11, effective May 13, 2002, as follows: 1. Section 5.11 (a) shall be deleted and replaced with the following: Without limiting the authority of the Trustees set forth in Section 5.1 to establish and designate any further Series or Classes, the Trustees hereby establish the following Series: John Hancock Core Equity Fund and John Hancock U.S. Global Leaders Growth Fund, each of which consists of Class A Shares, Class B Shares, Class C Shares, and Class I Shares (the "Existing Series"). Capitalized terms not otherwise defined herein shall have the meanings set forth in the Declaration of Trust. IN WITNESS WHEREOF, the undersigned have executed this instrument on the 26th day of February 2002. _________________________________ Dennis S. Aronowitz
_________________________________ Gail D. Fosler
_________________________________ Richard P. Chapman, Jr.
_________________________________ William F. Glavin
_________________________________ William J. Cosgrove
_________________________________ John A. Moore
_________________________________ John M. DeCiccio
_________________________________ Patti McGill Peterson
_________________________________ Richard A. Farrell
_________________________________ John W. Pratt
_________________________________ Maureen R. Ford The Declaration of Trust, a
copy of which, together with all amendments thereto, is on file in the office of the Secretary of State of The Commonwealth of Massachusetts, provides that no Trustee, officer, employee or agent of the Trust or any Series thereof shall be subject to any personal liability whatsoever to any Person, other than to the Trust or its shareholders, in connection with Trust Property or the affairs of the Trust, save only that arising from bad faith, willful misfeasance, gross negligence or reckless disregard of his/her duties with respect to such Person; and all such Persons shall look solely to the Trust Property, or to the Trust Property of one or more specific Series of the Trust if the claim arises from the conduct of such Trustee, officer, employee or agent with respect to only such Series, for satisfaction of claims of any nature arising in connection with the affairs of the Trust. s:\dectrust\amendmts\capserie\Establish U.S. Global Leaders Growth